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EXHIBIT 2.2

                             AMENDMENT NO. 1 TO THE
                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


                          DATED AS OF JANUARY 7, 2002

                                 BY AND BETWEEN

                          USA DEALERS AUCTION.COM, INC.


                                       AND


                          BRANDS SHOPPING NETWORK, INC.




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         This Amendment No. 1 to the Merger Agreement and Plan of Reorganization
(the "Amendment") is made and entered into as of this 7th day of January 2002, by and between USA Dealers Auction.com, Inc. a Nevada corporation (the
"Company") and Brands Shopping Network, Inc., a Nevada corporation ("Brands"), with reference to the following facts:

                                    RECITALS

         A. The Company and Brands desire to amend that certain Merger Agreement and Plan of Reorganization, entered into as of November 27, 2001 (the "Merger Agreement"), by and between the Company and Brands.

         NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Merger Agreement Sections.
   ---------------------------------------

         1.1 Section 3.2(a) of the Merger Agreement is deleted in its entirety and replaced by the following:

         "SECTION 3.2 CAPITALIZATION. Brands hereby represents and warrants that as of the Effective Time:

         (a) The authorized capital stock of Brands consists of 25,000,000 shares of Brands Common Stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share. As of the date hereof, there were 21,242,264 shares of Brands Common Stock issued and outstanding as set forth on Schedule 3.2(a) hereto and no shares of preferred stock issued and outstanding. All of the issued and outstanding shares of Brands Common Stock are validly issued, fully paid, non-assessable and free of preemptive rights."

         1.2 Section 4.2(a) of the Merger Agreement is deleted in its entirety and replaced by the following:

         "SECTION 4.2 CAPITALIZATION. USA Dealers hereby represents and warrants that as of the Effective Time:

         (a) The authorized capital stock of USA Dealers consists of 50,000,000 shares of USA Dealers Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share. As of the date hereof and before giving effect to the reverse stock split provided for in Section 7.1(b), 15,786,600 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All of the issued and outstanding shares of USA Dealers Common Stock are validly issued, fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws."

         1.3 Schedule 3.2(a) is hereby amended in its entirety to read as attached hereto.


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2. MERGER AGREEMENT IN EFFECT. Except as hereby amended by this Amendment, all of the terms and provisions of the Merger Agreement shall remain in full force and effect.

3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. CHOICE OF LAW. This Amendment shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of California applicable to contracts executed, delivered and fully performed within the State of California, except with respect to matters of law concerning the internal affairs of any entity (corporate or partnership) which is a party to or the subject of this Amendment, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective officers thereunto authorized, all as of the day and year first above written.

                                            USA DEALERS AUCTION.COM, INC.



                                            By:      /s/ Al Tamasebi
                                               ---------------------------------
                                            Name:    Al Tamasebi
                                                 -------------------------------
                                            Title:   President
                                                  ------------------------------


                                            BRANDS SHOPPING NETWORK, INC.



                                            By:      /s/ Arthur Richardson
                                               ---------------------------------
                                            Name:    Arthur RIchardson
                                                 -------------------------------
                                            Title:   President
                                                  ------------------------------





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                                 SCHEDULE 3.2(a)
                                 CAPITALIZATION